Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors
Woodmen of the World Life
Insurance Society and/or Omaha
Woodmen Life Insurance Society

We have audited the statutory-basis statements balance sheets of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2007 and 2006, and the related statutory-basis statements of operations, changes in surplus, and cash flow for each of the three years in the period ended December 31, 2007, and have issued our report thereon dated April 11, 2008 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 11, 2008

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties

                             As of December 31, 2007

                                                                                                Amount at
                                                                                               Which Shown
                                                                                                  in the
                                                                               Estimated       Statement of
                                                                                Market          Financial
         Type of Investment                                    Cost             Value           Position
-----------------------------------------------------------------------------------------------------------
                                                                             (In Thousands)
Bonds:
   U.S. Treasury securities and obligations
      of U.S. government corporations and agencies        $      34,858            38,377     $      34,858
   States, municipalities, and political subdivisions           560,592           577,039           560,592
   Foreign governments                                          192,937           195,591           192,937
   Public utilities                                             671,851           680,157           671,851
   All other corporate bonds                                  2,493,645         2,562,787         2,493,645
   Mortgage-backed and other asset-backed securities          1,239,901         1,280,471         1,239,901
                                                          -------------------------------------------------
Total bonds                                                   5,193,784         5,334,422         5,193,784

Equity securities:
   Common stocks:
      Public utilities                                            7,281            24,275            24,275
      Banks, trust, and insurance companies                      22,673            20,661            20,661
      Industrial, miscellaneous, and all other                  291,397           370,541           370,541
      Mutual funds                                               21,280            20,501            20,501
      Preferred stock                                            32,845            32,845            32,845
                                                          -------------------------------------------------
Total equity securities                                         375,476           468,823           468,823

Mortgage loans                                                1,237,880                           1,237,880
Real estate                                                      90,951                              90,951
Certificate loans                                               168,624                             168,624
Other invested assets                                           190,377                             190,377
                                                          -------------                       -------------
Total investments                                         $   1,687,832                       $   1,687,832
                                                          =============                       =============

See accompanying report of independent registered public accounting firm.

               Schedule III - Supplementary Insurance Information

  As of December 31, 2007, 2006, and 2005 and for Each of the Years Then Ended

                                                                        Contractholder
                                                 Future Policy             and Other
                                                    Benefits           Certificateholder
                                                   and Claims               Funds
                                                --------------------------------------------
                                                            (In Thousands)
2007
Life and health insurance                       $      6,143,311       $        125,679

2006
Life and health insurance                       $      6,055,447       $        123,198

2005
Life and health insurance                       $      5,935,639       $        119,708

See accompanying report of independent registered public accounting firm.

  As of December 31, 2007, 2006, and 2005 and for Each of the Years Then Ended

                                         Premiums                         Benefits, Claims,
                                        and Other       Net Investment     and Settlement    Other Operating
                                      Considerations      Income (1)          Expenses        Expenses (1)
                                    ---------------------------------------------------------------------------
                                                                  (In Thousands)
2007
Life and health insurance             $        522,123  $        423,816   $        562,631  $        183,886

2006
Life and health insurance             $        544,754  $        424,159   $        599,801  $        179,185

2005
Life and health insurance             $        585,408  $        415,242   $        641,173  $        178,705

      (1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of independent registered public accounting firm.

                            Schedule IV - Reinsurance

  As of December 31, 2007, 2006, and 2005 and for Each of the Years Then Ended

                                                                              Ceded to Other     Net
                                                               Gross Amount     Companies       Amount
                                                               -------------------------------------------
                                                                              (In Thousands)
2007
Life insurance in force                                        $34,654,733     $ 4,885,733     $29,769,000
                                                               ===========================================

Premiums:
   Life insurance                                              $   517,307     $     9,892     $   507,415
   Supplemental contracts involving life contingencies               5,301              --           5,301
   Supplemental contracts not involving life contingencies              --              --              --
   Accident and health insurance                                    11,159           1,751           9,408
                                                               -------------------------------------------
Total                                                          $   533,767     $    11,643     $   522,124
                                                               ===========================================

2006
Life insurance in force                                        $34,410,488     $ 4,924,941     $29,485,547
                                                               ===========================================

Premiums:
   Life insurance                                              $   537,673     $     8,898     $   528,775
   Supplemental contracts involving life contingencies               6,902              --           6,902
   Supplemental contracts not involving life contingencies              --              --              --
   Accident and health insurance                                    10,655           1,578           9,077
                                                               -------------------------------------------
Total                                                          $   555,230     $    10,476     $   544,754
                                                               ===========================================

2005
Life insurance in force                                        $34,032,317     $ 4,965,126     $29,067,191
                                                               ===========================================

Premiums:
   Life insurance                                              $   578,189     $     7,924     $   570,265
   Supplemental contracts involving life contingencies               6,529              --           6,529
   Supplemental contracts not involving life contingencies              --              --              --
   Accident and health insurance                                     9,994           1,380           8,614
                                                               -------------------------------------------
Total                                                          $   594,712     $     9,304     $   585,408
                                                               ===========================================

See accompanying report of independent registered public accounting firm.